                             DISTRIBUTION AGREEMENT


     THIS AGREEMENT, dated as of 1 January 1964, between SECURITY EQUITY FUND, INC., a Kansas corporation with offices in Topeka, Kansas, Party of the First Part (hereinafter sometimes called the "Company"), and SECURITY DISTRIBUTORS, INC., a Kansas corporation with offices in Topeka, Kansas, Party of the Second Part (hereinafter sometimes called the "Distributor").

     WITNESSETH:

     1. The Company hereby covenants and agrees that during the term of this Agreement, and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all shares of capital stock issued or to be issued by the Company.

     2. The Distributor hereby covenants and agrees to act as the distributor of the shares issued or to be issued by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such shares as long as such shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any governmental law or regulation.

     3. Prior to the issuance of any shares by the Company pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the Custodian of the Company in cash, an amount equal to the net asset value of such shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such shares. The Distributor shall be entitled to charge a commission on each such sale of shares in the amount set forth in the prospectus of the Company, such commission to be an amount equal to the difference between the net asset value and the offering price of the shares, as such offering price may from time to time be determined by the board of directors of the Company. All shares of the Company shall be sold to the public only at their public offering price at the time of such sale, and the Company shall receive not less than the full net asset value thereof.

     4. The Distributor agrees that, during the period this Agreement is in effect and to the extent hereinafter in this Section 4 provided, it will reimburse the Company for or pay -

     (a)  All  Costs,   expenses  and  fees  incurred  in  connection  with  the
     registration and qualification of the Company's shares under the Federal Securities Act of 1933 and under the applicable "Blue Sky" laws of the states in which the Company wishes to distribute its shares;

     (b) All costs and expenses of all prospectuses, advertising material, sales literature, circulars and other material used or to be used in connection with the offering for sale of the shares of the Company;

     (c) All costs, expenses and fees in connection with the printing of application and confirmation forms; and

     (d) All clerical and administrative costs in processing the applications for and in connection with the sale of shares of the Company.

     The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of the Company's shares.

     5. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Company, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection herewith shall comply in every respect with the requirements of the Federal Investment Company Act of 1940 and in particular with Section 17(e) of said statute and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     6. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission under said statutes, in strict accordance with all applicable state "Blue Sky" laws and the rules and regulations thereunder, and in strict accordance with the provisions of the Articles of Incorporation and Bylaws of the Company.

     7. This Agreement shall become effective on January 1, 1964, or as soon thereafter as an amendment to the Company's prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the Securities Act of 1933.

     8. Upon becoming effective as provided in the preceding Section 7, this Agreement shall continue in effect until the close of business on December 31, 1964, and thereafter from year to year, provided that such continuance for each successive year after December 31, 1964, is specifically approved in advance at least annually by the board of directors (including approval by a majority of the directors who are not parties to the Agreement or affiliated persons of any such party) or by the vote of a majority of the outstanding voting securities of the Company. Written notice of any such approval by the board of directors or by the holders of a majority of the outstanding voting securities of the Company shall be given promptly to the Distributor.

     9. This Agreement may be terminated by the Company at any time by giving the Distributor at least sixty (60) days previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty (60) days previous written notice of such intention to terminate.

     This Agreement shall terminate automatically in the event of its assignment by the Distributor. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a) (4) of the Investment Company Act of 1940.

     10. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Company or to the Company's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement.

     11. Terms or words used in this Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in Articles of Incorporation or Bylaws of the Company.

     12. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

     13. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                              Security Equity Fund, Inc.
                              Security Benefit Life Building
                              700 Harrison Street
                              Topeka, Kansas

                              Security Distributors, Inc.
                              Security Benefit Life Building
                              700 Harrison Street
                              Topeka, Kansas

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                  SECURITY EQUITY FUND, INC.

                                                  By:  Dean L. Smith
                                                       -------------------------
                                                       President

ATTEST:

Will J. Miller, Jr.
-------------------------
Secretary

(SEAL)

                                                  SECURITY DISTRIBUTORS, INC.

                                                  By:  Robert E. Jacoby
                                                       -------------------------
                                                       President

ATTEST:

Will J. Miller, Jr.
-------------------------
Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT


     WHEREAS, Security Equity Fund, Inc. (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated as of January 1, 1964, (the "Distribution Agreement") under which the Distributor agrees to act as principal underwriter in connection with sales of the shares of the Company's capital stock; and

     WHEREAS, certain provisions of the Federal Investment Company Act of 1940 have been amended, and those amendments have an effect upon the relationship between the Company and the Distributor, and the Distribution Agreement; and

     WHEREAS, the Company and the Distributor wish to amend the Distribution Agreement to conform to the requirements of the Federal Investment Company Act of 1940, as amended;

     NOW, THEREFORE, the Company and Distributor hereby amend the Distribution Agreement, effective immediately, as follows:

     1. Section 8 of the Distribution Agreement is amended to provide as follows:

         "8. Upon becoming effective as provided in the preceding Section 7, this Agreement shall continue in effect until the close of business on December 31, 1964, and thereafter from year to year, provided that such continuance for each successive year after December 31, 1964, is specifically approved in advance at least annually by the vote of the board of directors (including approval by the vote of a majority of the directors of the Company who are not parties to the Agreement or interested persons of any such party) cast in person at a meeting called for the purpose of voting upon such approval, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Company and by such a vote of the board of directors. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a) (19) of the Investment Company Act of 1940. Written notice of any such approval by the board of directors or by the holders of a majority of the outstanding voting securities of the Company shall be given promptly to the Distributor."

     2. The second paragraph of Section 9 of the Distribution Agreement is amended to provide as follows:

         "This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a) (4) of the Investment Company Act of 1940."

     IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Distribution Agreement this 9th day of December, 1971.

                                                SECURITY EQUITY FUND, INC.

                                                By:  Dean L. Smith
                                                     ---------------------------
                                                     Dean L. Smith, President

ATTEST:

Will J. Miller, Jr.
-------------------------
Will J. Miller, Jr., Secretary

(SEAL)

                                                SECURITY DISTRIBUTORS, INC.

                                                By:  Dave E. Davidson
                                                     ---------------------------
                                                     Dave E. Davidson, President

ATTEST:

Will J. Miller, Jr.
-------------------------
Will J. Miller, Jr., Secretary

                    AMENDMENT NO. 2 TO DISTRIBUTION AGREEMENT


     WHEREAS, Security Equity Fund, Inc., a Kansas corporation (the "Company"), and Security Distributors, Inc., a Kansas corporation (the "Distributor"), are parties to a Distribution Agreement dated as of January 1, 1964, under which the Distributor has agreed to act as principal underwriter in connection with sales of shares of the Company's stock, which Distribution Agreement has heretofore been amended on December 9, 1971; and

     WHEREAS the Company and the Distributor wish to further amend the Distribution Agreement to omit the provision that the Distributor shall reimburse the Company for or pay all costs, expenses and fees incurred in connection with the registration of the Company's shares under the Securities Act of 1933;

     NOW, THEREFORE, the Company and the Distributor hereby amend Section 4(a) of the Distribution Agreement as follows:

          "4. The Distributor agrees that, during the period this Agreement is in effect and to the extent hereinafter in this Section 4 provided, it will reimburse the Company for or pay -

               (a) All costs, expenses and fees incurred in connection with the registration and qualification of the Company's shares under the applicable "Blue Sky" laws of the states in which the Company wishes to distribute its shares;"

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Distribution Agreement to be duly executed this 9th day of October, 1974.

     (Corporate Seal)

                                             SECURITY EQUITY FUND, INC.

                                             By:  Dean L. Smith
                                                  ------------------------------
                                                  Dean L. Smith, President

ATTEST:

Will J. Miller, Jr.
------------------------------
Will J. Miller, Jr., Secretary

(Corporate Seal)

                                             SECURITY DISTRIBUTORS, INC.

                                             By:  Dave E. Davidson
                                                  ------------------------------
                                                  Dave E. Davidson, President

ATTEST:

Will J. Miller, Jr.
------------------------------
Will J. Miller, Jr., Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT


     WHEREAS, Security Equity Fund (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated as of January 1, 1964 and amended as of December 9, 1971 and October 9, 1974, (the "Distribution Agreement") under which the Distributor agrees to act as principal underwriter in connection with sales of the shares of the Company's capital stock; and,

     WHEREAS, The Company and the Distributor wish to amend Section 4 of the Distribution Agreement pertaining to the allocation of expenses and charges.

     NOW, THEREFORE, The Company and Distributor hereby amend said Section 4 of the Distribution Agreement, effective as of January 31, 1984, as follows:

     4. During the period this Agreement is in effect, the Company shall pay all costs and expenses in connection with the registration of shares under the Securities Act of 1933, including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses.

          The company will also pay all costs, expenses and fees incurred in connection with the qualification of the shares under the applicable Blue Sky laws of the states in which the shares are offered.

               During the period this agreement is in effect the Distributor will pay or reimburse the Company for:

          (a) All costs and expenses of printing and mailing prospectuses (other than to existing shareholders) and confirmations, and all costs and expenses of preparing, printing and mailing advertising material sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of shares; and

          (b)  All  clerical  and   administrative   costs  in  processing   the
               application for and in connection with the sale of shares.

               The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of shares.

        IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Distribution Agreement this 31st day of January, 1984.

                                            SECURITY EQUITY FUND, INC.

                                            By:  Everett S. Gille
                                                 -------------------------------
                                                 Everett S. Gille, President

ATTEST:

Tad Patton
-------------------------------
Tad Patton, Assistant Secretary

(SEAL)

                                            SECURITY DISTRIBUTORS, INC.

                                            By:  Gordon Evans
                                                 -------------------------------
                                                 Gordon Evans, President

ATTEST:

Tad Patton
-------------------------------
Tad Patton, Assistant Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT


WHEREAS, Security Equity Fund (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Company's capital stock; and

WHEREAS, the Company expects to receive an exemptive order from the Securities and Exchange Commission allowing the Company to issue and offer for sale two or more classes of the Company's capital stock; and

WHEREAS, the Company and the Distributor wish to amend the Distribution Agreement to clarify that the Distribution Agreement applies only to the sale of Class A shares of the capital stock of the Equity Series and Global Series of the Company and the Class A shares of all other Series subsequently established by the Company:

NOW THEREFORE, the Company and Distributor hereby amend the Distribution Agreement, effective immediately, as follows:

1. The term "Shares" as referred to in the Distribution Agreement shall refer to the Class A Shares of the Company's $.25 par value stock.

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Distribution Agreement this 1st day of October, 1993.

                                            SECURITY EQUITY FUND

                                            By:  M. J. Provines
                                                 -------------------------------
                                                 President

ATTEST:

By:  Amy J. Lee
     -------------------------------
     Secretary

(SEAL)

                                            SECURITY DISTRIBUTORS, INC.

                                            By:  Howard R. Fricke
                                                 -------------------------------
                                                 President

ATTEST:

By:  Amy J. Lee
     -------------------------------
     Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT


WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on April 3, 1995, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Asset Allocation Series, in addition to its presently offered series of common stock of Equity Series and Global Series;

WHEREAS, on April 3, 1995, the Board of Directors of the Fund further authorized the Fund to offer shares of the Asset Allocation Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on April 3, 1995, the Board of Directors of the Fund approved an amendment to the Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the Asset Allocation Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Distribution Agreement to include the sale of Class A shares of the Asset Allocation Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 18th day of April, 1995.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:   Amy J. Lee
      -------------------------------
      Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT


WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on July 26, 1996, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Social Awareness Series, in addition to its presently offered series of common stock of Equity Series, Global Series and Asset Allocation Series;

WHEREAS, on July 26, 1996, the Board of Directors of the Fund further authorized the Fund to offer shares of the Social Awareness Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on July 26, 1996, the Board of Directors of the Fund approved an amendment to the Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the Social Awareness Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Distribution Agreement to include the sale of Class A shares of the Social Awareness Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 1st day of August, 1996.

                                          SECURITY EQUITY FUND

                                          By:   James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT


WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on February 7, 1997, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Value Series, in addition to its presently offered series of common stock of Equity Series, Global Series, Asset Allocation Series and Social Awareness Series;

WHEREAS, on February 7, 1997, the Board of Directors of the Fund further authorized the Fund to offer shares of the Value Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on February 7, 1997, the Board of Directors of the Fund approved an amendment to the Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the Value Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Distribution Agreement to include the sale of Class A shares of the Value Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 12th day of March, 1997.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary


                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President
ATTEST:


By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary